                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                               September 27, 1996
                              ---------------------

                                HF Bancorp, Inc.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                  -------------
                 (State or other jurisdiction of incorporation)

                                     0-25722
                            (Commission File Number)

                                   33-0576146
                        (IRS Employer Identification No.)


445 E. Florida Avenue, Hemet, California                                  92543
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)

               Registrant's telephone number, including area code:
                                 (909) 658-4411
                                ----------------

                                 Not Applicable
                                  -------------
          (Former name or former address, if changed since last report)




                    THIS REPORT INCLUDES A TOTAL OF 46 PAGES

                            EXHIBIT INDEX ON PAGE 45

Item 1.        Changes in Control of Registrant.

          None.

Item 2.        Acquisition or Disposition of Assets.

               On September 27, 1996, HF Bancorp, Inc. (the "Company"), acquired Palm Springs Savings Bank, FSB ("Palm Springs") of Palm Springs, California pursuant to the Agreement and Plan of Merger by and between HF Bancorp, Inc., Hemet Federal Savings and Loan Association and Palm Springs Savings Bank, FSB, dated May 9, 1996 (the "Agreement"). Pursuant to the Agreement, the purchase price was $16,265,000, and the funds used to consummate the acquisition were derived from cash on hand.

Item 3.        Bankruptcy or Receivership.
          None.

Item 4.        Changes in  Registrant's Certifying Accountant.

          None.

Item 5.        Other Events.

          None.

Item 6.        Resignations of Registrant's Directors.

          None

Item 7.   Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired.


FINANCIAL STATEMENT

Index to Palm Springs Savings Bank, FSB  Financial Statement    Page


      Independent Auditors' Report                                4

      Consolidated Balance Sheets--                               5
      December 31, 1995 and 1994

      Consolidated Statements of Earnings--                       6
      Years ended December 31, 1995, 1994 and 1993

      Consolidated  Statements of Stockholders' Equity--          8
      Years ended December 31, 1995, 1994 and 1993

      Consolidated  Statements of Cash Flows--                    9
      Years ended  December 31, 1995, 1994 and 1993

      Notes to Consolidated Financial Statements                  11

      Unaudited Consolidated Balance Sheets--                     34
      June 30, 1996 and 1995, and December 31, 1995

      Unaudited  Consolidated  Statements of Earnings--           35
      For the three-month periods ended June 30, 1996 and 1995
      and the  six-month-periods  ended June 30, 1996 and 1995

      Unaudited Consolidated  Statements of Cash Flows--          36
      For the six-month  periods ended June 30, 1996 and 1995

      Notes to Unaudited Consolidated Financial Statements        38

                         Independent Auditors' Report
                         ----------------------------


The Board of Directors
Palm Springs Savings Bank, FSB
Palm Springs, California:

We have audited the consolidated balance sheets of Palm Springs Savings Bank FSB and subsidiaries (the "Savings Bank") as of December 31, 1995 and 1994 and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Savings Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Palm Springs Savings Bank FSB and subsidiaries as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.


/s/ KPMG Peat Marwick, LLP
--------------------------

Orange County, California
January 19, 1996

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           December 31, 1995 and 1994




               Assets                                         1995                 1994
               ------                                         ----                 ----

Cash and cash equivalents (note 2)                            $ 13,252,000         4,964,000
Investment securities available-for-sale, at fair value
  (note 3)                                                       8,462,000         6,760,000
Mortgage-backed securities held-to-maturity, fair value
  $610,000 (note 4)                                                     --           647,000
Mortgage-backed securities available-for-sale, at fair value
  (note 4)                                                         985,000                --
Loans held for sale at lower of cost or market
  (note 5)                                                         651,000           145,000
Loans receivable, net (notes 5 and 10)                         164,738,000       171,785,000
Accrued interest receivable (note 6)                             1,177,000           998,000
Investment in FHLB stock (note 10)                               1,559,000         1,276,000
Real estate (note 7)                                             2,541,000         1,540,000
Offices and equipment (note 8)                                   1,382,000         1,422,000
Excess servicing fee receivable (note 5)                             5,000            55,000
Other assets                                                       916,000         1,462,000
                                                              ------------       -----------
                                                             $ 195,668,000       191,054,000
                                                             =============       ===========


     Liabilities and Stockholders' Equity
     ------------------------------------

Deposits (notes 3 and 9)                                     $ 172,652,000       157,320,000
Borrowed funds (note 10)                                        10,000,000        22,400,000
Income taxes payable (note 12)                                      72,000           272,000
Deferred income taxes (note 12)                                    808,000           233,000
Accrued interest payable                                            42,000            64,000
Other liabilities                                                  620,000           502,000
                                                             -------------       -----------
         Total liabilities                                     184,194,000       180,791,000
                                                             -------------       -----------
Commitments and contingent liabilities (notes 8,
  17 and 19)

Stockholders' equity (notes 14 and 16):
   Serial preferred stock, $2.50 par value per share;
     1,000,000 shares authorized in 1995 and 1994,
     none outstanding                                               -                  -
   Common stock, $2.50 par value, 4,000,000 shares
     authorized;  1,130,946  shares  issued in 1995 and 1994   2,827,000         2,827,000
   Additional   paid-in  capital                               3,564,000         3,564,000
   Retained earnings - substantially restricted                5,067,000         4,001,000
   Net unrealized  gain (loss) on investment
     securities available-for-sale                                16,000          (129,000)
                                                             -----------         ----------

         Total stockholders' equity                           11,474,000        10,263,000
                                                             -----------        -----------

                                                            $ 95,668,000       191,054,000
                                                            ============       ============



See accompanying notes to consolidated financial statements.

                               PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                                    Consolidated Statements of Earnings

                                 Years ended December 31, 1995, 1994 and 1993


                                                                 1995            1994          1993
                                                                 ----            ----          ----

Interest income:
   Loans                                                      $ 14,387,000    12,501,000    11,566,000
   Mortgage-backed securities                                       53,000        14,000       235,000
   Interest and dividends on
     investment securities
     available-for-sale                                            531,000       323,000       150,000
   Other investment income                                          74,000        65,000        39,000
                                                              ------------    ----------    ----------
         Total interest income                                  15,045,000    12,903,000    11,990,000
                                                              ------------    ----------    ----------

Interest expense:
   Deposits (note 9)                                             7,326,000     5,315,000     4,972,000
   Borrowings                                                    1,066,000       754,000       388,000
                                                              ------------    ----------    ----------
         Total interest expense                                  8,392,000     6,069,000     5,360,000
                                                              ------------    ----------    ----------
         Net interest income                                     6,653,000     6,834,000     6,630,000

Provision for loan losses
  (note 5)                                                         620,000       573,000       789,000
                                                              ------------    ----------    ----------
         Net interest income after
           provision for loan losses                             6,033,000     6,261,000     5,841,000
                                                              ------------    ----------    ----------

Non-interest income:
   Miscellaneous loan fees and
     service charges                                               256,000       331,000       334,000
   Other fees and service charges                                  864,000       736,000       708,000
   Gain on sale of loans (note 5)                                  282,000       150,000       570,000
   Gain on sale of servicing                                       549,000        35,000         -
   Gain on sale of mortgage-backed
     securities held-to-maturity
     (note 4)                                                       16,000         -           163,000
                                                              ------------    ----------    ----------
         Total non-interest income                               1,967,000     1,252,000     1,775,000
                                                              ------------    ----------    ----------
                                                                                    (Continued)

 See accompanying notes to consolidated financial statements.

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                       Consolidated Statements of Earnings

                                   (Continued)



                                                                 1995            1994          1993
                                                                 ----            ----          ----
Non-interest expense:
   Compensation and employee expense                             2,587,000     2,433,000     2,430,000
   Occupancy expense (note 8)                                      753,000       739,000       800,000
   Office supplies and expense                                     245,000       250,000       302,000
   Advertising                                                     169,000       143,000       127,000
   Insurance and bond premiums                                     429,000       389,000       435,000
   Data processing expense                                         576,000       531,000       471,000
   Legal, accounting and supervisory
     fees                                                          178,000       190,000       188,000
   Other general and administrative
     expense                                                       590,000       571,000       711,000
   Loss on real estate operations
     (note 7)                                                      408,000       226,000       259,000
   Other                                                             2,000        12,000        49,000
                                                              ------------    ----------    ----------

         Total non-interest expense                              5,937,000     5,484,000     5,772,000
                                                              ------------    ----------    ----------

         Earnings before income taxes                            2,063,000     2,029,000     1,844,000

Income taxes (note 12)                                             861,000       857,000       766,000
                                                              ------------    ----------    ----------

         Net earnings                                         $  1,202,000     1,172,000     1,078,000
                                                              ============    ==========    ==========

Earnings per share (note 15):

   Primary                                                    $       1.04          1.02          1.09
                                                              ============    ==========    ==========

   Fully diluted                                              $       1.04          1.02           .98
                                                              ============    ==========    ==========




See accompanying notes to consolidated financial statements.

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                 Consolidated Statements of Stockholders' Equity

                  Years ended December 31, 1995, 1994 and 1993

                                                                                         Net Unrealized
                                                                                           Gain (Loss)
                                                                                          on Investment
                                      Common Stock         Additional                       Securities            Total
                                    ----------------         Paid-In      Retained       Available-for-       Stockholders'
                                    Shares    Amount         Capital      Earnings            Sale                Equity
                                    ------    ------       ----------     --------      ----------------      -------------

Balance, December 31, 1992         806,931  $ 2,017,000     2,553,000      1,948,000               -          6,518,000

Net earnings                             -            -             -      1,078,000               -          1,078,000

Dividends (.06 per share)                -            -             -        (61,000)              -            (61,000)

Change in net unrealized
  gain (loss) on investment
  securities available-for-sale
  (notes 1 and 3)                        -            -             -              -          19,000             19,000

Subordinated debenture
  conversion (note 12)             324,015      810,000     1,011,000              -               -          1,821,000
                                 ---------  -----------     ---------      ---------       ---------         ----------

Balance, December 31, 1993       1,130,946    2,827,000     3,564,000      2,965,000          19,000          9,375,000

Net earnings                             -            -             -      1,172,000               -          1,172,000

Dividends (.12 per share)                -            -             -       (136,000)              -           (136,000)

Change in net unrealized
  gain (loss) on investment
  securities
  available-for-sale                     -            -             -              -        (148,000)          (148,000)
                                 ---------  -----------     ---------      ---------       ---------         ----------

Balance, December 31, 1994       1,130,946    2,827,000     3,564,000      4,001,000        (129,000)        10,263,000

Net earnings                             -            -             -      1,202,000               -          1,202,000

Dividends (.12 per share)                -            -             -       (136,000)              -           (136,000)

Change in net unrealized
  gain (loss) on investment
  securities
  available-for-sale                     -            -             -              -         145,000            145,000
                                 ---------  -----------     ---------      ---------       ---------         ----------

Balance, December 31, 1995       1,130,946  $ 2,827,000     3,564,000      5,067,000          16,000         11,474,000
                                 =========  ===========     =========      =========       =========         ==========



See accompanying notes to consolidated financial statements.

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                  Years ended December 31, 1995, 1994 and 1993



                                                                     1995              1994              1993
                                                                     ----              ----              ----
Cash flows from operating activities:
   Net earnings                                                   1,202,000          1,172,000         1,078,000
   Adjustments to reconcile net earnings to
     net cash provided by operating activities:
      Amortization of:
         Discounts/premiums mortgaged-backed
           securities                                                (9,000)            (5,000)                -
         Deferred loan fees                                        (590,000)          (670,000)         (585,000)
         Excess servicing fee receivable                             19,000             65,000           130,000
         Discount on loans                                          (13,000)            (5,000)          (11,000)
      Write off of excess servicing fee receivable                   31,000              9,000            85,000
      Provision for loan losses and real estate                     801,000            689,000           956,000
      Net (gain) loss on sales of:
         Loans, servicing and mortgage-backed securities           (847,000)          (185,000)         (733,000)
         Investment securities                                       (6,000)                 -                 -
         Foreclosed real estate                                      84,000            (14,000)            5,000
         Fixed assets                                                     -              7,000             2,000
      Depreciation and amortization of
        offices and equipment                                       304,000            286,000           294,000
      Loans originations - held for sale                        (12,974,000)       (16,797,000)      (40,972,000)
      Proceeds from sales of loans                               26,101,000         16,982,000        41,541,000
      (Increase) decrease in assets:
         Accrued interest receivable                               (179,000)          (130,000)           82,000
         Income tax receivable                                            -                  -            45,000
         Other assets                                               546,000           (234,000)         (744,000)
      Increase (decrease) in liabilities:
         Income tax payable                                        (200,000)          (122,000)          111,000
         Deferred income taxes                                      575,000            186,000          (274,000)
         Accrued interest payable                                   (22,000)            30,000            34,000
         Other liabilities                                          118,000           (616,000)         (115,000)
                                                                -----------        -----------       -----------
            Net cash provided by operating
              activities                                         14,941,000            648,000           929,000
                                                                -----------        -----------       -----------

Cash flows from investing activities:
   Loan originations, net of deferred loan fees                 (48,714,000)       (68,716,000)      (60,288,000)
   Proceeds from sale of mortgage-backed securities
     held-to-maturity                                               663,000                  -                 -
   Purchases of mortgage-backed securities
     held-to-maturity                                                     -           (650,000)                -
   Principal payments on loans and mortgage-
     backed securities                                           41,888,000         46,262,000        43,420,000
   Purchases of loans                                            (1,342,000)        (1,106,000)         (752,000)
   Purchase of mortgaged backed securities
     available-for-sale                                            (999,000)                 -        (3,009,000)
   Proceeds from sale of mortgaged backed securities
     available-for-sale                                                   -                  -         8,743,000
   Principal payments on investment securities                            -             26,000                 -
   Purchases of investment securities                            (8,206,000)        (2,059,000)       (7,618,000)
   Proceeds from maturities of investment securities              2,500,000                  -         3,000,000
   Proceeds from sales of investment securities                   4,006,000                  -                 -
   Proceeds from sales of foreclosed real estate                  1,019,000            213,000           964,000
   Additions to offices and equipment                              (264,000)          (187,000)         (282,000)
   Proceeds from sale of offices and equipment                            -              1,000             1,000
                                                                -----------        -----------       -----------
             Net cash used in investing activities               (9,449,000)       (26,216,000)      (15,821,000)
                                                                -----------        -----------       -----------
                                                                                                                  (Continued)

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                                   (Continued)




                                                                     1995              1994              1993
                                                                     ----              ----              ----


Cash flows from financing activities:
   Net increase (decrease) in deposits                           15,332,000         16,390,000        11,641,000
   Borrowed funds - advances                                     34,800,000         50,000,000        21,600,000
   Borrowed funds - repayments                                  (47,200,000)       (40,200,000)      (16,900,000)
   Dividends paid                                                  (136,000)          (136,000)          (61,000)
                                                                -----------        -----------       -----------
        Net cash provided by financing activities                 2,796,000         26,054,000        16,280,000
                                                                -----------        -----------       -----------
        Net increase in cash and cash equivalents                 8,288,000            486,000         1,388,000

Cash and cash equivalents at beginning of the year                4,964,000          4,478,000         3,090,000
                                                                 ----------         ----------        ----------

Cash and cash equivalents at end of the year                   $ 13,252,000          4,964,000         4,478,000
                                                                 ==========         ==========        ==========


Supplemental disclosures:
   Interest paid                                               $  8,418,000          5,345,000         4,993,000
   Income taxes paid                                                591,000            761,000           941,000
   Property transferred to foreclosed real estate                 4,619,000          3,186,000         2,065,000
   Conversion of subordinated debentures                                  -                  -         1,875,000
   Loans to facilitate                                            2,334,000          2,321,000           350,000




See accompanying notes to consolidated financial statements.

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1995 and 1994


(1)  Summary of Significant Accounting Policies
-----------------------------------------------

   Business
   --------

   Palm Springs Savings Bank FSB provides a full range of deposit and lending services to individual and corporate customers through its branch offices and subsidiaries in the Coachella Valley. The Savings Bank is subject to competition from other financial institutions. It is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

   Basis of Financial Statement Presentation
   -----------------------------------------

   The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

   Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and real estate owned, management obtains independent appraisals for significant properties.

   Principles of Consolidation
   ---------------------------

   The consolidated financial statements include the accounts of Palm Springs Savings Bank FSB and its wholly-owned subsidiaries, Coachella Valley Financial Services Corp. and PSSB Insurance Services, Inc. (collectively, the "Savings Bank"). Coachella Valley Financial Services Corp. is primarily engaged in real estate development activities, and PSSB Insurance Services, Inc. is primarily engaged in providing tax advantaged insurance products. All significant intercompany balances and transactions have been eliminated in consolidation.

   Cash Equivalents
   ----------------

   For purposes of the consolidated statements of cash flows, the Savings Bank considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

   Investment Securities and Mortgage-Backed Securities
   ----------------------------------------------------

   The Savings Bank, effective December 31, 1993, adopted Statement of Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities." This statement requires the Savings Bank to classify investment and mortgage-backed securities as held-to-maturity, trading securities, and/or available-for-sale securities. Held-to-maturity investment and mortgage-backed securities are reported at amortized cost, trading securities are reported at fair value, with unrealized gains and losses included in earnings, and available-for-sale securities are reported at fair value with unrealized gains and losses, net of related income taxes as a separate component of stockholders' equity.

   Investment  and  mortgage-backed   securities   held-to-maturity   are  those
   securities that management has the positive intent and ability to hold to maturity. These securities are reported at amortized cost and any premium or discount is amortized using the interest method over the life of the security.

                                                                    (Continued)
                                       Page 11

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


Investment securities available-for-sale are those securities which are not held in the trading portfolio and are not held in the held-to-maturity portfolio. These securities are reported at fair value, with unrealized gains and losses, net of related income taxes, reported as a separate component of stockholders' equity.

Investment in FHLB Stock
------------------------

The Savings Bank's investment in FHLB stock, at cost, totaled $1,559,000 and $1,276,000 at December 31, 1995 and 1994, respectively. As a member of the FHLB system, the Savings Bank is required to maintain an investment in the capital stock of the FHLB in an amount at least equal to the greater of 1% of residential mortgage assets, or 5% of outstanding borrowings (advances), or 0.3% of total assets. FHLB capital stock is pledged to secure FHLB advances.

Loans Held for Sale
-------------------

Loans originated and intended for sale in the secondary market are carried at the lower of cost, net of undisbursed loan funds, deferred fees, or estimated fair value in the aggregate. Net unrealized losses are recognized in a valuation allowance by charges to earnings. Loans held for sale at December 31, 1995 and 1994 are carried at cost, which approximates market at each date.

Servicing Fee Income
--------------------
Servicing fee income is based on a percentage of the outstanding principal balances of the serviced mortgage loans and is recognized as income as the collections on mortgages are received.

Loans Receivable
----------------

Loans receivable are stated at unpaid principal balances, less unearned discounts, deferred loan fees and an allowance for loan losses.

Allowance for Loan Losses
-------------------------

The Savings Bank adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures" effective January 1, 1995. SFAS No. 114 does not apply to large groups of smaller balance homogeneous loans that are collectively evaluated for impairment. For the Savings Bank, loans collectively reviewed for impairment include all single-family loans excluding loans which are individually reviewed based on specific criteria, such as delinquency, debt coverage, LTV ratio and condition of collateral property. The Savings Bank's impaired loans within the scope of SFAS No. 114 include nonaccrual loans (excluding those collectively reviewed for impairment), troubled debt restructurings ("TDRs"), and performing loans less than 90 days delinquent ("other impaired loans") which the Savings Bank believes will be collected in full, but which the Savings Bank believes it is probable will not be collected in accordance with contractual terms of the loans.

The Savings Bank considers a loan to be impaired when, based upon current information and events, it believes it is probable the Savings Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Savings Bank continues to accrue interest on TDRs and other impaired loans since full payment of principal and interest is expected and such loans are performing or less than 90 days delinquent and therefore do not meet the criteria for nonaccrual status.



                                                                    (Continued)

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



The Savings Bank bases the measurement of loan impairment on the fair value of the loans' collateral properties in accordance with SFAS No. 114. Impairment losses are included in the allowance for loan losses through a charge to provision for loan losses. Adjustments to impairment losses due to changes in the fair value of impaired loans' collateral properties are included in the provision for loan losses.

The allowance for loan losses is maintained by additions charged to operations as provision for loan losses and by loan recoveries, with actual losses charged as reductions to the allowance. The Savings Bank's process for evaluating the adequacy of allowance for loan losses has three basic elements: first, the identification of impaired loans; second, the establishment of appropriate loan loss allowances once individual specific impaired loans are identified; and third, a methodology for estimating loan losses based on the inherent risk in the remainder of the loan portfolio. Loss allowances are established for specifically identified impaired loans based on the fair value of the underlying collateral property.

Management believes the allowance for losses on loans is adequate. While management uses available information to recognize losses on loans and real estate owned which are deemed to be probable and can be reasonably estimated, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Savings Bank's allowances for losses on loans and real estate owned. Such agencies may require the Savings Bank to recognize additions to the allowances based on their judgments of information available to them at the time of their examination.

Uncollected interest on loans that are contractually 90 days or more past due is charged-off or an allowance is established. The allowance is established by a charge to interest income equal to all interest previously accrued. Subsequent payments are either recognized as interest income or credited to the loan principal based on management's' determination of the ultimate collectability of the loan.

Loan Origination and Commitment Fees and Related Costs
------------------------------------------------------

Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized in income using the interest method. Such amortization is discontinued in the event a loan becomes contractually 90 days or more delinquent, and is continued when the borrower's ability to make periodic interest and principal payments is restored. When a loan is paid off, any unamortized net loan origination fee balance is credited to income. Commitment fees and costs relating to commitments whose likelihood of exercise is remote are recognized over the commitment period on a straight-line basis. If the commitment is subsequently exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield, using the interest method.

Concentration of Credit Risk
----------------------------
The Savings Bank's loan portfolio is collateralized by mostly residential and some multi-family, commercial, industrial and land properties throughout Southern California. As a result, the real estate owned portfolio consists of similar property types in the same region. Although the Savings Bank has a diversified portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economy of Southern California.


                                                                    (Continued)

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


Real Estate
-----------

Real estate represents properties acquired through loan foreclosure, and are initially recorded at fair value, determined by an appraisal or available market information, at the date of foreclosure, less estimated costs of disposition. Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property are expensed. The portion of interest costs related to development of real estate is capitalized.

Valuations are periodically performed by management and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its fair value less estimated costs of disposal.

Offices and Equipment
---------------------

Offices and equipment are recorded at cost less accumulated depreciation. Depreciation of offices and equipment is computed using the straight-line method over estimated useful lives of three to ten years. Leasehold improvements are amortized using the straight-line method over the life of the lease or the economic life of the asset, whichever is shorter.

Excess Servicing Fee Receivable
-------------------------------

Excess servicing fee receivable ("ESFR") results from the sale of mortgage loan participations on which the Savings Bank retains servicing rights. ESFRs are determined by computing the difference between the weighted average yield of the loans sold and the yield guaranteed to the purchaser, adjusted for a normal servicing fee. Normal servicing fees are generally defined as the minimum servicing fee which comparable mortgage issuers typically require servicers to charge. The resulting ESFRs are recorded as a gain or loss equal to the present value of such fees to be received over the life of the loans, adjusted for anticipated prepayments. The ESFRs are amortized using the interest method adjusted periodically for actual prepayment experience, which offsets the excess servicing fee revenue received.

Periodically, the Savings Bank evaluates the recoverability of ESFR based on the projected future net servicing income discounted at the same rate used to calculate the original ESFR. Future prepayment rates are estimated based on current interest rates and various portfolio characteristics, including loan type, interest rate and recent prepayment experience. If the estimated net present value is lower than the current amount of ESFR, a reduction to present value is recorded by a charge to earnings.

The Savings Bank has not sold any loans with terms that provide for excess servicing fees since January of 1990.


                                                                    (Continued)

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


Income Taxes
------------
Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

Net Earnings per Share
----------------------

Net earnings per share and equivalent shares are based on the weighted average number of shares and equivalent shares outstanding during 1995, 1994 and 1993 (note 15).

Primary earnings per share is calculated by dividing net earnings by the weighted average number of common shares and dilutive common stock equivalents. Stock options are regarded as common stock equivalents and are therefore considered in both primary and fully diluted earnings per share calculations. Common stock equivalents are computed using the treasury stock method.

Fully diluted earnings per share is calculated by dividing net earnings, adjusted for interest expense (net of applicable income taxes) on convertible subordinated debentures, by the weighted average number of common shares, dilutive common stock equivalents, and potentially dilutive shares which would be issued upon conversion of convertible subordinated debentures outstanding during the year.

Recent Accounting Pronouncements
--------------------------------

In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. However, SFAS 121 does not apply to financial instruments, core deposit intangibles, mortgage and other servicing rights or deferred tax assets. SFAS 121 is effective for fiscal years beginning after December 15, 1995. Management believes that the adoption of this statement will not have a material impact on the Savings Bank's operations.

In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122 ("SFAS 122"), "Accounting for Mortgage Servicing Rights," an amendment to Statement of Financial Accounting Standards No. 65. SFAS 122 requires an institution that purchases or originates mortgage loans and sells or securitizes those loans with servicing rights retained to allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. In addition, institutions are required to assess impairment of the capitalized mortgage servicing portfolio based on the fair value of those rights on a stratum-by-stratum basis with any impairment recognized through a valuation allowance for each impaired stratum. Capitalized mortgage servicing rights are to be stratified based upon one or more of the predominate risk characteristics of the underlying loans such as loan type, size, note rate, date of origination, term and/or geographic location. SFAS 122 is effective for fiscal years beginning after December 15, 1995. Management believes that the adoption of SFAS 122 will not have a material impact on the Savings Bank's operations.

In December 1994, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 94-6, "Disclosure of Certain Significant Risks and


                                                                 (Continued)

                PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



Uncertainties." SOP 94-6 supplements disclosure requirements for risks and uncertainties existing as of the date of the financial statements in the following areas: a) nature of operations, b) use of estimates in the preparation of financial statements c) certain significant estimates and (d) current vulnerability due to certain concentrations. SOP 94-6 is effective for financial statements issued for fiscal years ending after December 15, 1995, and for financial statements for interim periods in fiscal years subsequent to the year for which this SOP is to be first applied. The Savings Bank adopted SOP 94-6 in the financial statements as of and for the year ended December 31, 1995.

In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." SFAS 123, establishes a fair value based method of accounting for stock based compensation plans. SFAS 123 encourages, but does not require, adopting the fair value based method. The Savings Bank has elected not to adopt the fair value based method and will continue to report under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." As a result, SFAS 123 will not have an impact on the Savings Bank's operations or financial position. The Savings Bank, in accordance with SFAS 123, will disclose in the footnotes in 1996 the impact as if the fair value based method was adopted.

Reclassifications
-----------------

Certain reclassifications have been made to the prior consolidated financial statements to conform with the current presentation.

                                                                   (Continued)

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(2)  Cash and Cash Equivalents
------------------------------
     The following is a summary of cash and cash equivalents held by the Savings Bank at December 31, 1995 and 1994:

                                                    1995         1994
                                                    ----         ----
       Cash and non interest-bearing deposits   $  1,355,000   1,363,000
       Demand deposits                             6,911,000   3,601,000
       U.S. Treasuries, original maturities
         less than 3 months                        4,986,000       -
                                                  ----------   ---------
                                                $ 13,252,000   4,964,000
                                                  ==========   =========

(3)  Investment Securities
--------------------------
     The  following  table  summarizes  the  amortized  cost,   fair  value  and
     gross  unrealized  holding  gains   and  losses  on  investment  securities
     available-for-sale at December 31:

                                                  1995                                         1994
                           -------------------------------------------------    ----------------------------------
                                           Gross         Gross                                 Gross
                           Amortized    Unrealized    Unrealized       Fair     Amortized    Unrealized      Fair
                             Cost           Gain         Loss          Value      Cost         Loss          Value
                           ---------    ----------    ----------       -----    ---------    ----------      -----
         U.S. Treasury
           notes          $ 8,426,000      45,000       (9,000)      8,462,000   6,982,000    (222,000)    6,760,000
                            =========      ======        =====       =========   =========     =======     =========

     Maturities of investment securities available-for-sale at December 31, 1995 are summarized as follows:

                          Within 1 year                     $ 5,944,000
                          After 1 year through 5 years        2,518,000
                                                              ---------
                                                            $ 8,462,000
                                                              =========

                                             For the period ended December 31,
                                             ---------------------------------
                                                1995        1994        1993
                                                ----        ----        ----
     Proceeds from sales of investment      $ 6,506,000           -          -
       securities available-for-sale

     Purchase of investment securities
       available-for-sale                     8,206,000   2,059,000  7,618,000

     Gross (loss)/gain included as a
       component of stockholders' equity         16,000    (129,000)    19,000

     All gains are computed on the specific identification basis.

     At December 31, 1995, $500,000 in U.S. Treasury notes were pledged as collateral for Treasury, Tax, and Loan accounts, as required by the U.S. Treasury in relation to the Savings Bank's holding of customer deposits to be remitted to the Internal Revenue Service.

                                                                  (Continued)
                                    Page 17

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(4)   Mortgage-Backed Securities
--------------------------------

      The carrying values (amortized cost), net of unamortized premiums or discounts, and estimated fair value of mortgage-backed securities at December 31 are summarized as follows:

                                                      1995
                                        ------------------------------------
                                              (Available-for-sale)

                                                                    Gross
                                        Amortized      Fair       Unrealized
                                           Cost        Value        Loss
                                        ---------      -----      ----------

       Participation certificates
         GNMA                           $988,000       985,000      (3,000)
                                        ========       =======       =====


                                                      1994
                                        ------------------------------------
                                                 (Held-to-maturity)

                                                                    Gross
                                        Amortized      Fair       Unrealized
                                           Cost        Value        Loss
                                        ---------      -----      ----------

      Participation certificates
        GNMA                            $ 647,000      610,000      (37,000)
                                        =========      =======       ======

      There were no unrealized gains at December 31, 1994 or 1995.

      In June 1995, the Savings Bank sold a mortgage-backed security from its held-to-maturity portfolio. The unamortized cost at the sale date was $647,000 which yielded a gain of $16,000. Management sold the security to increase liquidity and to maintain all investments in the available-for-sale portfolio.

                                                   1995      1994       1993
                                                   ----      ----       ----

     Proceeds from sales of mortgage-backed      $663,000     -       8,743,000
       securities                                ========    =====    =========
     Gross recognized gains on sales of
       mortgage-backed securities                $ 16,000     -         173,000
                                                 ========    =====    =========
     Gross recognized loss on sales of
       mortgage-backed securities                $  -         -          10,000
                                                 ========    =====    =========

                                                                   (Continued)

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(5)   Loans Receivable
----------------------

     Loans receivable at December 31, 1995 and 1994 are summarized as follows:


                                                1995                1994
                                                ----                ----

      Mortgage loans:
         Secured 1-4 unit family dwelling    $ 111,331,000       119,818,000
         5 or more residential units             8,864,000         8,891,000
         Non-residential                        21,578,000        21,888,000
         Land                                    3,704,000         1,763,000
         Construction                           22,621,000        28,339,000
      Non-mortgage loans:
         Consumer                                1,460,000         2,533,000
         Commercial                              3,183,000           870,000
         Loans on savings accounts                 595,000           709,000
                                             -------------       -----------

                                               173,336,000       184,811,000

      Less:
         Undisbursed loan funds                 (6,219,000)      (10,285,000)
         Deferred loan fees                     (1,020,000)       (1,192,000)
         Allowance for loan losses              (1,322,000)       (1,518,000)
         Discount on loans                         (37,000)          (31,000)
                                             -------------       -----------
                                             $ 164,738,000        171,785,000
                                             =============        ===========

      The weighted average yield on loans receivable at December 31, 1995 and 1994 was 8.43% and 7.36%, respectively.

      At December 31, 1995, impaired loans, which includes $137,000 of troubled debt restructurings, recognized in accordance with SFAS No. 114, and the related specific loan loss allowances, were as follows:

                                                                  Loan Loss
                                             Loan Balance         Allowance
                                             ------------         ----------

     Nonaccrual loans:
        With specific allowances             $   690,000          $  41,000
        Without specific allowances            3,183,000                -
                                             -----------          ---------
                                             $ 3,873,000          $  41,000
                                             ===========          =========

     The average net recorded investment in impaired loans for the year ended December 31, 1995 was $2.4 million. Interest income of $201,000 for the year ended December 31, 1995 was recognized on impaired loans during the period of impairment.

                                                                   (Continued)

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


Loans in nonaccrual status as of December 31, 1995 had interest due but not recognized of approximately $149,000.

A summary of changes in the allowance for loan losses for the years ended December 31, 1995, 1994 and 1993 follows:

                                               1995        1994         1993
                                               ----        ----         ----

      Balance at beginning of period      $ 1,518,000    1,293,000     801,000
      Provision for loan losses               620,000      573,000     789,000
      Charge-offs                            (816,000)    (362,000)   (300,000)
      Recoveries                                    -       14,000       3,000
                                          -----------    ---------   ----------
      Balance at end of period            $ 1,322,000    1,518,000   1,293,000
                                          ===========    =========   ==========

Nonaccrual loans outstanding at December 31, 1995 with an aggregate principal balance of $3,874,000 earned $201,000 interest in 1995 prior to placement on nonaccrual status. Gross interest income that would have been earned in 1995, 1994 and 1993 if these loans had been current throughout the periods amounted to $350,000, $217,000 and $240,000, respectively.

At December 31, 1995, 1994 and 1993, the Savings Bank was servicing mortgage loans for investors in the amount of approximately $30,135,000, $96,838,000 and $102,774,000, respectively, which are not included in the accompanying consolidated balance sheets.

A summary of changes in the excess servicing fee receivable for the years ended December 31, 1995, 1994 and 1993 follows:

                                              1995          1994       1993
                                              ----          ----       ----

      Balance at beginning of period          $ 55,000      129,000    344,000
      Amortization                             (19,000)     (65,000)  (130,000)
      Write offs                               (31,000)      (9,000)   (85,000)
                                             ---------      --------  --------

      Balance at end of period               $   5,000        55,000    129,000
                                             =========      ========    =======

Write offs resulting from excess prepayments have been charged to loss on loans and investments in the accompanying statements of earnings.

Loans held for sale at December 31, 1995 and 1994 of $651,000 and $145,000, respectively, are carried at cost which approximates market.

Net gains on sales of loans in 1995, 1994 and 1993 were $282,000, $150,000 and $570,000, respectively.

                                                                  (Continued)

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(6)  Accrued Interest Receivable
---------------------------------
     Accrued interest receivable at December 31, 1995 and 1994 is summarized as follows:

                                                          1995          1994
                                                          ----          ----

       Interest on investment securities             $   145,000       68,000
       Interest on mortgage-backed securities              6,000        3,000
       Interest on loans                               1,026,000      927,000
                                                       ---------      -------
                                                     $ 1,177,000      998,000
                                                     ===========      =======

(7)  Real Estate
----------------
     Real estate consists of properties acquired through loan foreclosure and is summarized as follows:

                                                          1995          1994
                                                          ----          ----

        Properties acquired in settlement of loans     $ 2,546,000    1,558,000
        Less allowance for estimated losses                  5,000       18,000
                                                       -----------    ---------
                                                       $ 2,541,000    1,540,000
                                                       ===========    =========

     Activity in the allowance for losses on real estate is summarized as follows:

                                               1995         1994       1993
                                               ----         ----       ----

            Balance, beginning of year     $  18,000      100,000        -
            Provisions                       181,000      116,000   167,000
            Charge-offs                     (194,000)    (198,000)  (67,000)
                                           ----------    ---------  --------
                                           $   5,000       18,000   100,000
                                           ==========    =========  ========


     Loss on real estate operations is comprised of the following:

                                               1995         1994       1993
                                               ----         ----       ----

          Provision for losses on
            real estate                    $ 181,000        116,000    167,000
          Loss (gain) on sale, net            77,000        (14,000)   (29,000)
          Other expenses                     150,000        124,000    121,000)
                                             -------        -------    --------

                                           $ 408,000        226,000    259,000
                                             =======        =======    =======

                                                                   (Continued)
                                    Page 21

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(8)   Offices and Equipment
---------------------------
      Offices and equipment, at cost, at December 31, 1995 and 1994 are summarized as follows:


                                                        1995         1994
                                                        ----         ----

              Land                                 $   127,000     127,000
              Office buildings                         376,000     301,000
              Furniture, fixtures and equipment      1,695,000   1,582,000
              Leasehold improvements                 1,238,000   1,223,000
                                                   -----------   ---------
                                                     3,436,000   3,233,000
                  Less accumulated depreciation
                    and amortization                (2,054,000) (1,811,000)
                                                   -----------   ---------
                                                   $ 1,382,000   1,422,000
                                                   ===========   =========


      The Savings Bank leases certain of its facilities and equipment under operating leases with terms of 1 to 20 years. These leases call for minimum annual rental payments as follows:

                                   Year Ending
                                   December 31,
                                   ------------

                                      1996         $   392,000
                                      1997             395,000
                                      1998             398,000
                                      1999             254,000
                                      2000             223,000
                                    Thereafter       1,613,000
                                                     ---------
                                                     3,275,000
                                                     ===========

     The Savings Bank incurred total rental expense of $447,000, $439,000 and $504,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

                                                                    (Continued)

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(9)   Deposits
--------------

     Deposits at December 31, 1995 and 1994 are summarized as follows:
                                     1995                           1994
                           -----------------------------     -----------------
                           Interest   Weighted               Weighted
                             Rate      Average                Average
                             Range      Rate     Amount       Rate      Amount
                           --------   --------   ------      --------   ------
Checking accounts:
   Interest bearing          1.01%      1.01%  $ 9,051,000   1.01%  $10,505,000
   Non-interest bearing        -          -     19,239,000     -     15,640,000
Passbook accounts            2.00-5.27  4.04    45,116,000   2.48    22,022,000
Insured money market
   accounts                  2.55       2.55     3,999,000   2.81     7,791,000
Term certificate accounts:
  32 to 360 days             4.40-5.17  4.96    14,389,000   4.70    21,780,000
  12 to 18 months            5.11-6.00  5.78    25,061,000   5.18    23,034,000
  18 to 30 months            5.50-5.70  5.64     8,108,000   4.12     9,113,000
  30 to 60 months            5.43-7.06  6.58    30,548,000   6.07    34,802,000
  Jumbo certificates         4.64-6.55  5.64    17,122,000   4.70    12,610,000
                                                 ----------           ----------

Total term certifi-
     cates accounts                              95,228,000          101,339,000
                                                 -----------         -----------

Accrued interest payable                             19,000               23,000
                                                 -----------         -----------

                                        4.50%  $172,652,000  3.92%  $157,320,000
                                        ====    ===========  =====   ===========

     Term certificate accounts have scheduled maturities as follows:

                            Year ending December 31:

                                 1996                  $ 77,618,000
                                 1997                     8,797,000
                                 1998                     1,945,000
                                 1999                     4,101,000
                                 2000                     2,767,000
                                                       ------------
                                                       $ 95,228,000
                                                       ============

     Interest expense on deposits for the years ended December 31, 1995, 1994 and 1993 is summarized as follows:

                                           1995          1994         1993
                                           ----          ----         ----

     Checking accounts                  $   95,000      116,000      188,000
     Passbook accounts                   1,344,000      608,000      573,000
     Insured money market accounts         168,000      228,000      257,000
     Term certificate accounts           5,719,000    4,363,000    3,954,000
                                        ----------    ---------    ---------
                                        $7,326,000    5,315,000    4,972,000
                                        ==========    =========    =========

                                                                  (Continued)
                                    Page 23

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(10)  Borrowed Funds
--------------------
      Borrowed funds consist of advances from the Federal Home Loan Bank of $10,000,000 and $22,400,000 at December 31, 1995 and 1994, respectively.

      Advances from the Federal Home Loan Bank at December 31, 1995 consist of the following:

               Advance        Interest Rate       Maturity Date
               -------        -------------       -------------
            $  3,000,000          6.06%           January 8, 1996
               2,000,000          6.10            July 24, 1996
               3,000,000          6.23            December 27, 1996
               2,000,000          6.18            September 2, 1996
               ---------

            $ 10,000,000
            ============

      The advances are pursuant to an agreement in which the Savings Bank may draw up to a maximum of 30% of total assets or $58,700,000 at December 31, 1995. These advances are secured by mortgage loans with a balance of approximately $77,695,000 and the Savings Bank's investment in capital stock the Federal Home Loan Bank of San Francisco totaling $1,559,000 at December 31, 1995.

(11)  Disclosures about the Fair Value of Financial Instruments
------------------------------------------------------------------
      The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions or estimation methodologies may have a material impact on the estimated fair value amounts.

                                                                   (Continued)

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


Fair value information related to financial instruments is as follows (in thousands):

                                                     December 31, 1995
                                             ----------------------------------
                                             Book Value         Fair Value
                                             -----------        ---------------
          Financial Instrument
          --------------------

          Cash and cash equivalents          $    13,252           13,252
          Investment securities -
            available-for-sale                     8,462            8,462
          Mortgage-backed securities
            available-for-sale                       985              985
          Loans receivable                       164,738          170,048
          Loans held-for-sale                        651              662
          Deposits                               172,652          173,077
          Borrowed funds                          10,000           10,012
          Commitments                                 --               --


Cash and Cash Equivalents
-------------------------

The carrying amount for cash approximates fair value because these instruments are demand deposits and do not present unanticipated interest rate or credit concerns.

Investment Securities and Mortgage-Backed Securities
----------------------------------------------------

The fair value of investment securities and mortgage-backed securities is based on estimates received from market sources.

Loans Receivable
----------------

The fair value of loans receivable is estimated by a method that discounts the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and maturities. The majority of the Savings Bank's loans receivable contain terms which include variable interest rates.

Loans Held-for-Sale
-------------------

The fair value is determined by the price at which the Savings Bank can sell these loans for on the secondary market.

Deposits
--------

For passbook accounts, fair value is the amount reported as payable in the financial statements as such amounts are payable on demand. For certificates of deposit, fair value is estimated using the rates currently offered for deposits of similar remaining maturities.


                                                                    (Continued)

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


      Borrowed Funds
      --------------

      The fair value of borrowed funds is estimated by a method that discounts the future cash flows using current rates offered by the Federal Home Loan Bank.

      Commitments
      -----------

      The Savings Bank has no mandatory commitments; therefore, there is no market value for these commitments.


(12)  Income Taxes
---------------------
      The Savings Bank and its subsidiaries file consolidated Federal income and combined state franchise tax returns on a calendar year basis. If certain conditions are met in determining taxable income, the Savings Bank is allowed a special bad debt deduction based on a percentage of taxable income (presently 8%) or on specified experience formula. The Savings Bank used the specific experience method in 1995, 1994 and 1993.

      Income taxes for the years ended December 31, 1995, 1994 and 1993 is comprised of the following:


                                         Current        Deferred      Total
                                         -------        --------      -----
             1995:
                Federal                 $ 256,000        446,000     702,000
                State                      30,000        129,000     159,000
                                        ---------        -------     -------
                                        $ 286,000        575,000     861,000
                                        =========        =======     =======
             1994:
               Federal                  $ 743,000       (115,000)    628,000
               State                      274,000        (45,000)    229,000
                                        ---------        -------     -------
                                       $1,017,000       (160,000)    857,000
                                       ==========       =========    ========
             1993:
              Federal                  $  765,000       (202,000)    563,000
              State                       275,000        (72,000)    203,000
                                      -----------       ---------    -------
                                       $1,040,000       (274,000)    766,000
                                      ===========       =========    ========


                                                                 (Continued)

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


      A reconciliation of income taxes and the amount computed by applying the statutory U.S. Federal income tax rates of 35% in 1995, 1994 and 1993 to earnings before income taxes follows:

                                                1995         1994      1993
                                                ----         ----      ----

     Computed "expected" Federal income       $ 722,000    710,000   645,000
       taxes
     California franchise tax, net of
       Federal income tax benefit               103,000    151,000   134,000
     Other                                       36,000     (4,000)  (13,000)
                                              ---------    -------   -------
                                              $ 861,000    857,000   766,000
                                              =========    ========  ========

      The tax effects of temporary differences that give rise to significant portions of the net deferred income tax liability and deferred income tax benefit are presented below:

                                      Deferred             Deferred             Deferred
                                       Income               Income               Income
                          December      Taxes    December  Taxes      December    Taxes    December
                          31, 1995    (Benefit)  31, 1994  (Benefit)  31, 1993  (Benefit)  31, 1992
                          --------    --------   --------  --------   --------  ---------  --------
     Deferred tax assets:
     Allowance for
       loan and REO
       losses             $ 337,000   398,000    735,000  (240,000)   495,000   (223,000)  272,000
     State taxes             58,000   (22,000)    36,000    22,000     58,000     63,000   121,000
     Other                   78,000     9,000     87,000    (4,000)    83,000    (12,000)   71,000
                          ---------   -------    -------   -------    -------   ---------  -------
                            473,000   385,000    858,000  (222,000)   636,000   (172,000)  464,000

     Deferred tax
      liabilities:

       Property and
        equipment           106,000  (79,000)    185,000    55,000    130,000     25,000   105,000
       ESFR                      -   (22,000)     22,000   (34,000)    56,000   (100,000)  156,000
       Loan fees            639,000  148,000     491,000     7,000    484,000    (15,000)  499,000
       FHLB dividends       276,000   62,000     214,000     2,000    212,000     (2,000)  214,000
       Other                260,000   81,000     179,000    32,000    147,000    (10,000)  157,000
                            -------  -------     -------    ------    -------    -------   -------
                           $808,000  575,000     233,000   (160,000)  393,000    (274,000) 667,000
                           ========  =======     =======    =======   =======    ========  =======

      Based on the Savings Bank's current and historical pre-tax earnings, adjusted for significant items, management believes it is more likely than not that the Savings Bank will realize the benefit of the existing deferred tax asset at December 31, 1995. In determining the possible future realization of deferred tax assets, future taxable income from the following sources may be taken into account: a) the reversal of taxable temporary differences, b) future operations exclusive of reversing temporary differences and c) tax planning strategies that, if necessary, would be implemented to accelerate taxable income into years in which net operating losses might otherwise expire.

(13)  Convertible Subordinated Debentures
-----------------------------------------
      On June 30, 1993, the Savings Bank converted all of its outstanding convertible subordinated debentures in the amount of $1,875,000 to 324,015 shares of common stock in the amount of $810,000 and additional paid-in capital of $1,011,000 less a 3% conversion premium. The debentures were direct, unsecured, obligations, subordinated to all present and future obligations of the Savings Bank, including deposit liabilities, and would have matured in 10 years. The debentures were issued in minimum denominations of $50,000 and in integral multiples of $25,000 to members of the Savings Bank's

                                                                 (Continued)
                                     Page 27
     board of directors and other accredited investors. Interest was payable semi-annually at an adjustable rate equal to 1% annually in excess of the weighted monthly average cost of funds of the Federal Home Loan Bank Board Eleventh District, adjusted monthly, but in no event at a rate less than 9% or greater than 12% annually.

(14) Regulatory Capital (Unaudited)
----------------------------------

     FIRREA was signed into law on August 9, 1989; regulations for savings institutions' minimum capital requirements went into effect on December 7, 1989. In addition to its capital requirements, FIRREA includes provisions for changes in the Federal regulatory structure for institutions including a new deposit insurance system, increased deposit insurance premiums and restricted investment activities with respect to non-investment grade corporate debt and certain other investments. FIRREA also increases the required ratio of housing-related assets in order to qualify as a savings institution.

     FIRREA regulations require institutions to have a minimum regulatory tangible capital equal to 1.5% of total assets, a minimum 3% core capital ratio and an 8.0% risk-based capital ratio.

     FDICIA was signed into law on December 19, 1991. Regulations implementing the prompt corrective action provisions of FDICIA became effective on December 19, 1992. In addition to the prompt corrective action requirements, FDICIA includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions to insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting, and operations.

     The Office of Thrift Supervision ("OTS") was required by FDICIA, by no later than December 1, 1993, to prescribe minimum acceptable operational and managerial standards and standards for asset quality, earnings, and valuation of publicly-traded shares. The operational standards must cover internal controls, loan documentation, credit underwriting, interest rate exposure, asset growth, and employee compensation. The asset quality and earnings standards must specify a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses, and a minimum ratio of market value to book value of publicly traded shares. Any institution that fails to meet such standards must submit a plan for corrective action within 30 days, and will be subject to a host of restrictive sanctions if it fails to implement the plan.

     The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with its primary federal regulator, prohibitions on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution either by its primary federal regulator or by the FDIC, including requirements to raise additional capital, sell assets, or sell the entire institution. Once an institution becomes "critically undercapitalized" it must generally be placed in receivership or conservatorship within 90 days.

                                                                 (Continued)

     To be considered "adequately capitalized," an institution must generally have a leverage ratio of at least 4%, a Tier 1 risk-based capital ratio of at least 4%, and a total risk-based capital ratio of at least 8%. An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio of 2% or less.

     The following is a reconciliation of stockholders' equity as reported in the consolidated financial statements prepared in conformity with generally accepted accounting principles ("GAAP"), with regulatory capital as presently defined under FIRREA:


                                         Tangible          Core       Risk-Based
                                          Capital         Capital      Capital
                                        --------         -------     -----------

     Stockholders' equity ("GAAP")     $ 11,474,000    11,474,000     11,474,000
     Unrealized gain on securities
       available-for-sale                   (16,000)      (16,000)       (16,000)
     General loss allowance                       -             -      1,281,000
                                         -----------    ----------    ----------

     Regulatory capital                  11,458,000    11,458,000     12,739,000
     Minimum capital requirement          2,935,000     5,869,000      9,325,000
                                        -----------    ----------     ----------

     Excess regulatory capital          $ 8,523,000     5,589,000      3,414,000
                                        ===========    ==========     ==========

                                                                   (Continued)

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                                        Tangible      Core    Risk-Based
                                         Capital     Capital    Capital
                                        --------     -------  ----------

     Regulatory capital as a
       percentage of:
         Total assets                    5.9%         5.9%        -
         Risk-weighted assets             -            -        10.9%
     Capital requirement as a
       percentage of:
         Total assets                    1.5          3.0         -
         Risk-weighted assets             -            -         8.0%
                                        ----         ----       -----

     Percentage excess                   4.4%         2.9%       2.9%
                                        ====         ====       ====

(15) Earnings per Share
-----------------------

     The calculations of earnings per share for each of the three years ended December 31, 1995, 1994 and 1993 are as follows:

                                                   Year Ended December 31,
                                                 ----------------------------
                                                 1995         1994       1993
                                                 ----         ----       ----

      Primary:
        Net earnings                          $1,202,000   1,172,000  1,078,000
                                              ===========   =========  =========
        Weighted average number of common
        shares and dilutive common stock
        equivalents                            1,156,872   1,153,863    985,388
                                              ==========   =========  =========

      Primary earnings per share              $     1.04        1.02       1.09
                                              ==========   =========  =========

     Fully diluted:
        Net earnings                          $1,202,000   1,172,000  1,078,000

        Interest on convertible subordinated
        debentures, net of tax                         -           -     49,000
                                              ----------   ---------  ---------
      Net earnings applicable to common
        stock, common stock equivalents
        and other dilutive securities         $1,202,000   1,172,000  1,127,000
                                              ==========   =========  =========

      Weighted average number of common
        shares outstanding                     1,130,946   1,130,946    968,939
      Assumed conversion of convertible
        subordinated debentures                        -           -    162,007
      Stock options                               37,901      15,784     19,258
                                               ---------   ---------  ---------

      Weighted average shares outstanding      1,168,847   1,146,730  1,150,204
                                               =========   =========  =========

      Fully diluted earnings per share        $     1.04        1.02        .98
                                              ==========   ========== =========


                                                                    (Continued)
                                    Page 30

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(16) Stock Option Plan
--------------------------
      The Savings Bank adopted an Employee Stock Option Plan in 1989. Under the 1984 and 1989 Employee Stock Option Plans, the Savings Bank may grant to key employees options to purchase up to 126,699 shares of the Savings Bank's common stock.

      On February 26, 1993, the Board of Directors approved the Palm Springs FSB 1993 Stock Option Plan (the "1993 Plan").

      The 1993 Plan provides that the total number of shares available for issuance under the Plan, including shares issuable upon exercise of 1989 Plan Options, will not exceed 30% of Palm Springs FSB's Common Stock issued and outstanding from time to time. Accordingly, since there were 806,931 shares issued and outstanding on April 1, 1993, the number of shares that would have been available for issuance under the 1993 Plan as of that date would have been 242,079 compared to the 110,091 shares subject to the 1989 Plan as of that date. Moreover, as the number of shares of issued and outstanding Common Stock increases, the number of shares subject to the 1993 Plan increases. Such increases would occur as a result of stock splits, stock dividends, issuance of stock upon exercise of stock options, or other issuances of Common Stock. All shares subject to any option granted under the 1989 Plan or the 1993 Plan, which remain unpurchased at the expiration of such option will become available again for purposes of the 1993 Plan. To the extent any such option is exercised, the number of shares available under the 1993 plan will be reduced by the number of shares issued upon such exercise or exercises.

      A summary of stock option transactions under the plans for the years ended December 31, 1995, 1994 and 1993 follows:

                                    Number of Shares
                                -----------------------          Option
                                1995      1994     1993        Price Range
                                ----      ----     ----        -----------
     Options outstanding,
       beginning of period    139,914   122,318    96,869$      4.99-9.50
         Granted                9,000    20,750    26,500          7.50
         Canceled/expired      (3,756)   (3,154)   (1,051)      8.50-8.62
     Options outstanding,     -------   -------    ------       ---------
       end of period          145,158   139,914   122,318     $ 4.99-9.50
                              =======   =======   =======     ===========

     Options exercisable      124,150    99,075    70,147     $ 4.99-9.50
                              =======   =======    =======    ===========



                                                                   (Continued)

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(17)  Financial Instruments with Off-Balance-Sheet Risk
------------------------------------------------------

      The Savings Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to originate loans, and the prior sale of loans with recourse. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statement of earnings. The contract or notional amounts of those instruments reflect the extent of involvement the Savings Bank has in particular classes of financial instruments.

      The Savings Bank's exposure to credit loss in the event of nonperformance by the other party to the financial guarantees written is represented by the contractual notional amount of those instruments. The Savings Bank uses the same credit policies in making commitments to originate loans and conditional obligations as it does for on-balance- sheet instruments. For commitments to originate fixed rate loans the contract amounts represent exposure to loss from market fluctuations as well as credit loss. The Savings Bank controls the credit risk of its commitments to originate fixed rate loans through credit approvals, limits, and monitoring procedures.

      Unless noted otherwise, the Savings Bank does not require collateral or other security to support financial instruments with credit risk.

                                                            Contract Amount
                                                          at December 31, 1995
                                                          --------------------

      Financial instruments whose contract amounts
       represent credit risk:
           o  Commitments  to  originate  variable  rate
              mortgage  loans  with  an  interest rate
              range of 7.00% to 10.96%                       $ 3,168,000
           o  Remaining principal of loans sold with
              recourse                                           682,000

      Commitments to originate fixed and variable rate mortgage loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Savings Bank evaluates each customer's creditworthiness on a case-by-case basis. Collateral held consists of the real estate properties underlying the mortgage loans. The average commitment term is 14 days.


                                                                (Continued)

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


      The Savings Bank receives collateral to support commitments for which collateral is deemed necessary. The most significant categories of collateral include real estate properties underlying mortgage loans, liens of personal property, and cash on deposit with the Savings Bank. At December 31, 1995, the extent of collateral supporting mortgage and other loans varied from 0% to 100% of the maximum credit exposure.

      As the Savings Bank's operations are located entirely within the Coachella Valley, the majority of the loans owned by the Savings Bank are extended to finance the purchase of real estate in this area. At December 31, 1995, 97% of the Savings Bank's 1-4 unit mortgage loans were concentrated in single family residences in the Coachella Valley.

(18)  401K Retirement Savings Plan
----------------------------------

      The Savings Bank established a 401K Retirement Savings Plan (the "Plan") in 1993. Employees at least 21 years of age, having one year of continuous service and working at least 1,000 hours per year are eligible to participate. Participants may defer, pre-tax, from 2% up to 17% of their income and the Savings Bank will match 25% of the contribution up to 6%. If the income goals of the Savings Bank are met, the match will increase from 25% to 50% of the first 6% of contribution. The participants fully vest in the matching contribution within 5 years. The contributions made to the Plan by the Savings Bank amounted to $22,000 and $23,000 for the years ended 1995 and 1994, respectively.

(19)  Commitments
-----------------

      Outstanding commitments to originate and purchase loans amounted to approximately $3,168,000 and $883,000, respectively, at December 31, 1995 (see note 17). Commitments to sell loans amounted to approximately
      $10,339,000 and $17,886,000 for the years ended December 31, 1995 and 1994, respectively. Commitments outstanding at December 31, 1995 are expected to be satisfied from future originations. No material losses are anticipated as a result of these transactions. The Savings Bank had no commitments to purchase or sell mortgage-backed securities at December 31, 1995 and at December 31, 1994.

                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                (Dollars in thousands, except per share amounts)

                                                      June 30,          December 31,
                                             ---------------------      ------------
                                               1996        1995            1995
                                             --------     --------        -------
                                                                          (Note 1)
                                                                        ------------
                   ASSETS

Cash and cash equivalents                    $  12,445        4,183        13,252
Investment securities available-for-sale,        5,467        7,971         8,462
at fair value
Mortgage-backed securities available-for           882           -            985
-sale, at fair
Loans held for sale, at lower of cost or           387          424           651
market
Loans receivable, net                          159,524      173,372       164,738
Accrued interest receivable                      1,153        1,099         1,177
Investment in Federal Home Loan Bank stock       1,388        1,521         1,559
Real estate                                      3,363        2,064         2,541
Offices and equipment                            1,263        1,386         1,382
Excess servicing fee receivable                      -           12             5
Other assets                                     1,455        1,260           916
                                               -------      -------       -------

         Total Assets                        $ 187,327      193,292       195,668
                                               =======      =======       =======


    LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                    $  170,755      165,515       172,652
Borrowed funds                                   3,000       15,500        10,000
Income taxes payable                               221          220            72
Deferred income taxes                              808          319           808
Accrued interest payable                             -          118            42
Other liabilities                                  551          730           620
                                               -------      -------       -------

         Total liabilities                     175,335      182,402       184,194
                                               -------      -------       -------

Stockholders' equity (Note 3)
     Serial preferred stock, $2.50 par
     value,  1,000,000 shares authorized;
     none outstanding                                -            -             -
     Common stock, $2.50 par value,
     4,000,000 shares authorized;
     1,130,946 shares issued at June 30,
     1996 and 1995 and December 31, 1995         2,827        2,827         2,827
     Additional paid-in capital                  3,564        3,564         3,564
     Retained earnings - substantially
     restricted                                  5,623        4,510         5,067
     Net unrealized gain (loss) on
     securities available-for-sale                 (22)         (11)           16
                                                -------       ------        ------
       Total stockholders' equity               11,992       10,890        11,474
                                                -------      -------       -------

Total Liabilities and Stockholders' Equity  $  187,327      193,292       195,668
                                               =======      =======       =======



                             PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES
                             CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                                  (in thousands, except per share data)

                                                    Three Months Ended   Six Months Ended
                                                          June 30,             June 30,
                                                       1996      1995        1996    1995
                                                   ========================================
INTEREST INCOME
  Loans                                            $   3,565      3,525     7,092    6,935
  Mortgage-backed securities                              17         13        30       26
  Interest and dividends on investment securities        251        125       486      226
  Other investment income                                 20         13        38       33
                                                       -----      -----     -----    -----
      Total interest income                            3,853      3,676     7,646    7,220
                                                       -----      -----     -----    -----

INTEREST EXPENSE
  Deposits                                             1,780      1,830     3,631    3,435
  Borrowings                                              62        252       158      580
                                                       -----      -----     -----    -----
      Total interest expense                           1,842      2,082     3,789    4,015
                                                       -----      -----     -----    -----

      Net interest income                              2,011      1,594     3,857    3,205

PROVISION FOR LOAN LOSSES                                252        360       510      410
                                                       -----      -----     -----    -----

 Net interest income after                             1,759      1,234     3,347    2,795
      provision for loan losses                        -----      -----     -----    -----


NON-INTEREST INCOME
  Miscellaneous loan fees and service charges             56         68       102      156
  Other fees and service charges                         226        215       469      423
  Gain on sale of loans and loan servicing rights         36        560        68      604
  Gain on sale of mortgage-backed securities              21         16        21       16
  Gain on sale of investment securities                   -          -         18      -
                                                         ---        ---       ---    ---
      Total non-interest income                          339        859       678    1,199
                                                         ---        ---       ---    -----

NON-INTEREST EXPENSE
  Compensation and employee expense                      634        636     1,249    1,265
  Occupancy expense                                      188        185       358      366
  Office supplies and expense                             50         70       102      132
  Advertising                                             52         47       101       82
  Insurance and bond premiums                            111        104       220      209
  Data processing expense                                149        150       288      295
  Legal, accounting and supervisory fees                  19         46        62       98
  Other general and administrative expenses              145        151       317      294
  Loss on real estate operations                         156        166       257      253
  Other                                                    2          6         6        8
                                                       -----      -----     -----    -----
    Total non-interest expense                         1,506      1,561     2,960    3,002
                                                       -----      -----     -----    -----

    Earnings before income taxes                         592        532     1,065      992

INCOME TAXES                                             246        224       442      415
                                                         ---        ---       ---      ---

NET EARNINGS                                         $   346        308       623      577
                                                         ===        ===       ===      ===

Earnings per share                                 $    0.29       0.27      0.53     0.50
                                                        ====       ====      ====     ====

Weighted average number of shares of common
stock and common stock equivalents
outstanding
                                                       1,196      1,154     1,186    1,152



                                  PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                                (in thousands)
                                                                         Six Months
                                                                       Ended June 30,
                                                                     1996          1995
                                                                ----------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                   $    623           577

  Adjustments  to  reconcile  net  earnings to
  net cash  provided  by  operating activities:
        Amortization of:
        ----------------
        Discounts/premiums mortgage-backed securities                  (8)          (10)
        Deferred loan fees                                           (322)         (304)
        Excess servicing fee receivable                                 5            43
        Discount on loans                                             (10)           (5)
      Provision for loan and real estate losses                       559           516

      Net (gain) loss on sales of:
      ----------------------------
        Loans and servicing rights                                    (90)         (620)
        Investment securities                                         (18)            -
        Foreclosed real estate                                         50            83
      Depreciation and amortization of offices and equipment          171           143
      Loan originations - held for sale                            (7,287)       (5,286)
      Proceeds from sale of loans and servicing rights             10,562         5,890

  (Increase) decrease in assets:
   ------------------------------
        Accrued interest receivable                                    24          (101)
        Other assets                                                 (539)          202

      Increase (decrease) in liabilities:
      -----------------------------------
        Income tax payable                                            149           (52)
        Deferred income taxes                                           -            86
        Accrued interest payable                                      (42)           54
        Other liabilities                                             (69)          228
                                                                  --------      --------

          Net cash provided by operating activities                 3,758         1,444
                                                                  --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Loan originations, net of deferred loan fees                    (25,996)      (25,222)
  Principal payments on loans and mortgage backed securities       26,330        22,636
  Purchases of loans                                                 (483)         (552)
  Purchases of investment securities                               (1,028)       (1,748)
  Proceeds from maturities of investment securities                 3,000           500
  Proceeds from sale of investment securities                       1,229             -
  Purchase of mortgage backed securities                           (1,299)            -
  Proceeds from sale of mortgage backed securities                  1,320           663
  Proceeds from sales of foreclosed real estate                     1,379           377
  Additions to offices and equipment                                  (52)         (106)
                                                                  --------      --------

     Net cash (used in) investing activities                        4,400        (3,452)
                                                                  --------      --------





                 PALM SPRINGS SAVINGS BANK, FSB AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (in thousands)

                                   (Continued)


                                                              Six Months
                                                            Ended June 30,
                                                           1996          1995
                                                     ---------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
                                                          (1,897)      8,195
  Net increase in deposits
  Borrowed funds - advances                               12,000      17,300
  Borrowed funds - repayments                            (19,000)    (24,200)
  Dividends paid                                             (68)        (68)
                                                         ________    ________

    Net cash (used in) provided by financing              (8,965)      1,227
    activities                                           ________    ________

Net decrease in cash and cash equivalents                   (807)       (781)

Cash and cash equivalents at beginning of the year        13,252       4,964
                                                         ________    ________

Cash and cash equivalents at end of the period        $   12,445       4,183
                                                         ========    ========

SUPPLEMENTAL DISCLOSURES:
  Interest paid                                            3,837       3,975
  Income taxes paid                                          263         466
  Property transferred to foreclosed real estate           3,932       2,787
  Loans to facilitate                                      1,632       1,948





                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. The December 31, 1995 balance sheet data is derived from the audited financial statements filed in Palm Springs Savings Bank, FSB's ("Palm Springs") 1995 Annual Report Form 10-K/A. The Balance Sheets dated June 30, 1996 and 1995, and the entire Statements of Earnings and Statements of Cash Flows have not been audited. However, in the opinion of management, these statements present fairly the results for the interim periods for which they are presented.

2. Certain information and most footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with Palm Springs' 1995 Annual Report Form 10-K/A which contains significant additional information that is necessary for a complete understanding of the information presented herein. The unaudited interim financial statements reflect all adjustments necessary for a fair presentation of the interim periods presented.

3. The table below provides historical cash dividend distributions for 1996 and 1995.


                          Record Date                 Per share Cash
                       of Cash Dividends             Dividend Amount
               -----------------------------------------------------------
                         May 17, 1996                     $ 0.03
                       February 16, 1996                    0.03
                       November 17, 1995                    0.03
                        August 18, 1995                     0.03
                         May 19, 1995                       0.03
                       February 17, 1995                    0.03
               ===========================================================

4. In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125 ("SFAS 125"), "Accounting for
      Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. Under the financial-components approach, after a transfer of financial assets, an entity recognizes all financial and servicing assets it controls and liabilities it has incurred and derecognizes financial assets it no longer controls and liabilities that have been extinguished. The financial-components approach focuses on the assets and liabilities that exist after the transfer. Many of these assets and liabilities are components of financial assets that existed prior to the transfer. If a transfer does not meet the criteria for a sale, the transfer is accounted for as a secured borrowing with pledge of collateral. SFAS 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996 and should be applied prospectively. Management has not yet evaluated the effect, if any, SFAS 125 will have on Palm Springs' financial condition or operations.

(b)  Pro Forma Financial Information

     Index to Pro Forma Financial Information          Page

     Pro Forma Consolidated Balance Sheets
     June 30, 1996                                       40

     Pro Forma Consolidated Statements of Income
     For twelve months ended June 30, 1996               42


     On September 27, 1996, the Company acquired Palm Springs for $16,265,000 pursuant to the Agreement.

The purchase price in excess of the net book value of assets is determined as follows:

      Total purchase price                                   $   16,265,000
      Less: Net book value of assets & liabilities               (9,288,000)
                                                             --------------

      Premium paid over net book value                       $    6,977,000



The following allocates the premium paid by the Company over the net book value of the assets and liabilities acquired:

      Premium on loans or the amount in which
      the market value exceeded Palm Springs'
      book value on loans acquired                           $    2,441,000
      Core deposit intangible                                     9,445,000
      Deferred tax liability on loan premium (1)                 (1,008,000)
      Deferred tax liability on core deposit intangible          (3,901,000)
                                                             --------------
      Premium paid over net book value                       $    6,977,000

(1) Assumes a combined federal and state effective income tax rate of 41.3%



     The following Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1996 combines the historical consolidated balance sheets of the Company and Palm Springs as if the acquisition had been effective on June 30, 1996, after giving effect to the purchase accounting adjustments described in the explanatory notes. The Unaudited Pro Forma Consolidated Statements of Income presents the combined results of operations of the Company and Palm Springs for the year ended June 30, 1996, as if the acquisition had been effective on July 1, 1995, after giving effect to the purchase accounting adjustments described in the explanatory notes. In that Palm Springs' year end was December 31, Palm Springs' Statement of Earnings for the first six months of 1996 is combined with the last six months of 1995 to arrive at a twelve month Statement of Earnings ended June 30, 1996. The weighted average number of shares used in the calculation of the proforma earnings per share was 5,954,000.

     The total purchase price, for purposes of the Unaudited Pro Forma Consolidated Balance Sheet is allocated to the individual assets of the Company based upon Palm Springs' historical cost with adjustments for estimated fair value. The pro forma adjustments, subject to later adjustment, include only items that are directly attributable to the acquisition and are factually supportable.

     The unaudited pro forma combined financial statements are intended for informational purposes only and are not necessarily indicative of the future financial position or results of operations of the Company, or of the financial position or the results of operations of the Company that would have actually occurred had the acquisition been in effect as of June 30, 1996, or for the year then ended.


Unaudited Pro Forma Consolidated Balance Sheets as of June 30, 1996
(Dollar amounts in thousands)


                                                                                                           Purchase
                                                                                             Adjusted     Accounting
                                                                    Palm     Palm Spring       Palm      Adjustments   Pro Forma
                                                         Company   Springs   Adjustments      Springs
                                                       -------------------------------------------------------------------------


Assets
------
Cash and cash equivalents                                 $100,633   12,445  (4,418)A1,2       8,027     (16,265)B1     92,395
Investment securities held to maturity                      34,666        -                                             34,666
Investment securities available for sale                   173,171    5,467      33 A4         5,500                   178,671
Loans held for sale, at lower or cost or market                  -      387                      387                       387
Loans receivable (net of allowance for estimated           225,161  159,524  (1,796)A3       157,728       2,441 B2    385,330
losses)
Mortgage-backed securities held to maturity                159,262        -                                            159,262
Mortgage-backed securities available for sale              100,259      882                      882                   101,141
Accrued interest receivable                                  6,260    1,153                    1,153                     7,413
Investment in FHLB capital stock                             4,436    1,388                    1,388                     5,824
Premises and equipment, net                                  6,578    1,263                    1,263                     7,841
Real estate owned, net
  Acquired through foreclosure                               1,079    3,363    (432)A3         2,931                     4,010
  Acquired for sale or investment                              996        -                                                996
Other assets                                                14,415    1,455                    1,455       9,445 B3     25,315
                                                       -----------------------------------------------------------------------
      Total assets                                        $826,916  187,327  (6,613)         180,714      (4,379)    1,003,251
                                                       =======================================================================

Liabilities
-----------
Deposit accounts                                          $669,725  170,755                  170,755                   840,480
Advances from the FHLB                                      70,000    3,000  (3,000)A1                                  70,000
Accounts payable and other liabilities                       5,278      551                      551                     5,829
Income taxes                                                   842    1,029    (909)A3,4         120       4,909 B4      5,871
                                                       -----------------------------------------------------------------------
  Total liabilities                                        745,845  175,335  (3,909)         171,426       4,909       922,180
                                                       -----------------------------------------------------------------------
Stockholders' Equity
--------------------
Preferred stock                                                  -        -                                    -             -
Common stock                                                    66    2,827                    2,827     (2,827)B5          66
Additional paid-in capital                                  51,113    3,564                    3,564     (3,564)B5      51,113
Retained earnings, substantially restricted                 40,957    5,623  (2,723)A2,3       2,900     (2,900)B5      40,957
Net unrealized gain (loss) of securities available for     (2,309)     (22)      19 A4            (3)         3 B5      (2,309)
sale, net of taxes
Deferred stock compensation                                (5,408)        -                                             (5,408)
Treasury stock                                             (3,348)        -                                             (3,348)
                                                       -----------------------------------------------------------------------
  Total stockholders' equity                                81,071   11,992  (2,704)           9,288     (9,288)        81,071
                                                       -----------------------------------------------------------------------
    Total liabilities and stockholders' equity            $826,916  187,327  (6,613)         180,714     (4,379)     1,003,251
                                                       =======================================================================



              ADJUSTMENTS TO PALM SPRINGS' UNAUDITED CONSOLIDATED BALANCE SHEET
                    FOR ACTIVITY FROM JUNE 30, 1996 TO SEPTEMBER 27, 1996

                                                                         Debit          Credit
                                                                      -----------    ------------

A1    Prepay advances from the FHLB          Advances from the FHLB       $3,000
        subsequent to June 30, 1996.           Cash & cash equivalents                     $3,000


A2    Financial activity July 1, 1996 to     Retained earnings             1,418
      September 27, 1996.                      Cash & cash equivalents                      1,418


A3    Adjustment to loss reserve             Income taxes                    923
      recorded by Palm Springs               Retained earnings             1,305
      subsequent to June 30, 1996.             Loans receivable, net                        1,796
                                               Real estate owned, net                         432

A4    Change in unrealized loss of           Investment  securities
      securities  available for sale from    available for sale
      June 30, 1996 to September 27,                                          33
      1996.                                      Income Taxes-Deferred                           14

                                                 Net unrealized loss of
                                                 securities available
                                                 for sale, net of tax                            19


              Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet
                                  Due to Purchase Accounting
                                                                           Debit          Credit
                                                                        -----------    ------------

B1    Purchase price of $16,265 to Palm        Cash & cash equivalents                    $16,265
      Springs' shareholders.


B2    Premium on loans of $2,441 to          Loans receivable-Loan        $2,441
      adjust to market value                 Premium




B3    Establish core deposit intangible      Other assets-Core deposit     9,445
                                               intangible



B4    Establish deferred tax liability           Income Taxes-Deferred                      4,909
      of $1,008 related to the loan
      premium and $3,901 related to the
      core deposit intangible at an
      effective tax rate of 41.3%.

B5    Elimination of Palm Springs'           Stockholders' equity          9,288
      equity as of September 27, 1996.


                            Unaudited Pro Forma Consolidated Statement of Income
                                   For twelve months ended June 30, 1996
                                         Dollar amounts in thousands

                                             Company        Palm     Adjustments   Pro Forma
                                                           Springs
                                           ======================================================
Interest Income
---------------
Interest on loans                          $17,648          14,544       (349)C1       31,843
Interest on mortgage-backed securities      19,113              57                     19,170
Interest and dividends on investment        13,594             870                     14,464
securities                                 ------------------------------------------------------
  Total interest income                     50,355          15,471       (349)         65,477
                                           ------------------------------------------------------

Interest Expense
----------------

Interest on deposit accounts                23,781           7,522                     31,303
Interest on advances from the FHLB and       7,086             644                      7,730
other borrowings
Net interest expense on hedging              3,192               -                      3,192
transactions
                                           ------------------------------------------------------
  Total interest expense                    34,059           8,166          -          42,225
                                           ------------------------------------------------------

Net interest income before provision for    16,296           7,305       (349)         23,252
estimated loan losses

Provision for estimated loan losses          1,054             720                      1,774

Net interest income after provision for     15,242           6,585       (349)         21,478
estimated loan losses

Other Income (Expense)
----------------------

Loan and other fees                            193             202                        395
Gain on sale of investment securities            -              18                         18
Gain on sales of mortgage backed                 -              21                         21
securities
Gain on sales of loans                           -             274                        274
Gain on sale of servicing                        -              21                         21
Loss from real estate operations, net         (498)           (412)                      (910)
Amortization of intangible assets                -               -     (1,349)C2       (1,349)
Other income                                 1,070             910                      1,980
                                           ------------------------------------------------------
  Total other income (expense)                 765           1,034     (1,349)            450
                                           ------------------------------------------------------

General and Administrative Expenses
-----------------------------------

Salaries and employee benefits               6,790           2,571                      9,361
Occupancy and equipment expense              2,023             960                      2,983
FDIC insurance and other assessments         1,322             433                      1,755
Legal and professional services                489              86                        575
Data processing service costs                  832             569                      1,401
Other                                        1,475             864                      2,339
                                           ------------------------------------------------------
  Total general & administrative expenses   12,931           5,483          -          18,414
                                           ------------------------------------------------------

Earnings before income tax expense           3,076           2,136     (1,698)          3,514
                                           ------------------------------------------------------

Income tax expense (benefit)                 1,129             888       (701)C3        1,316
                                           ------------------------------------------------------
Net earnings                                $1,947           1,248       (997)          2,198
                                           ======================================================
Earnings per share                           $0.33           $1.07                      $0.37

                   ADJUSTMENTS TO UNAUDITED PRO FORMA STATEMENT OF INCOME


C1 Estimated amortization of loan premium. The loan premium is expected to be amortized using the interest method over the life of the loans acquired.

C2 Estimated amortization of the core deposit intangible. The core deposit intangible is expected to be amortized using the straight line method over a seven year term.

C3 Estimated tax benefit on Items C1 and C2 at an estimated income tax rate of 41.3%.









c)  Exhibits                                           Page

     23   Consent of Independent Auditors               46

                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               HF Bancorp, Inc.
                                                (Registrant)


Date:  February 19, 1997            /s/ J. Robert Eichinger
                                    -----------------------
                                    J. Robert Eichinger
                                    Chairman of the Board,
                                    President and Chief Executive
                                      Officer


                                    /s/   Mark Andino
                                    ------------------------
                                    Mark Andino
                                    Vice President and
                                    Treasurer





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